UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  May 9, 2005 (Date of earliest event reported)

                                 MAGNETEK, INC.

             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                    1-10233                  95-3917584
(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)           Identification No.)


                       10900 Wilshire Boulevard, Suite 850
                          Los Angeles, California 90024
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (310) 689-1610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreement Between Magnetek, Inc. and Thomas G. Boren, Effective May 9, 2005

On June 28, 2005, the Board of Directors approved the terms of the Employment Agreement between Magnetek, Inc. and Thomas G. Boren, dated as of May 9, 2005, under which Mr. Boren agreed to serve as Magnetek's President and Chief Executive Officer. (The Employment Agreement in its entirety is included herewith as Exhibit 99.1.)

Mr. Boren, 55, has been a Director of Magnetek since 1997 and will continue to serve as a member of the Board of Directors. He has stepped down as a member of the Audit Committee and as Chairman of the Nominating and Governance Committee. He will stand for re-election to the Board at the Company's 2005 Annual Stockholders' Meeting which will be held on Wednesday, October 26, 2005.

Mr. Boren has held executive positions in the energy products and services sector since 1980, most recently as Executive Vice President of PG&E Corporation from August 1999 until December 2002. Prior to joining PG&E Corporation, Mr. Boren was an Executive Vice President with The Southern Company.


     EXHIBIT
     NUMBER    DESCRIPTION

     99.1      Executive Employment Agreement Between Magnetek, Inc. and Thomas
               G. Boren.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MAGNETEK, INC.



                                              By: /s/ David Reiland
                                                  ------------------------------
                                                  David Reiland
                                                  Executive Vice President
                                                  & Chief Financial Officer
June 30, 2005

                                  EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION

99.1       Executive Employment Agreement Between Magnetek, Inc. and Thomas G.
           Boren.